UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2011

SKYSHOP LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52137	27-0005846
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7805 NW 15th Street, Miami, Florida 33126
(Address of Principal Executive Offices)

(305) 599-1812
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 16, 2011, SkyShop Logistics, Inc. (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which it agreed to sell a 3% Senior Secured Convertible Note (the “Note”) and a Warrant (the “Warrant”) to LBI Investments, LLC (the “Investor”) for a purchase price of $3,050,000. In connection with the Note Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the shares issuable upon conversion of the Note and exercise of the Warrant for resale by the Investor under the Securities Act of 1933, as amended (the “Securities Act”), and also entered into Amendment No. 1 to Security Agreement (the Security Agreement”) in which the Company and its subsidiary, SkyShop Logistics of Florida, Inc., agreed to grant a security interest to the Investor in all of their respective assets. The Note Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement, the Subsidiary Guarantee, and Amendment No. 1 to Security Agreement are attached as exhibits to this Form 8-K.

Item 3.02                      Unregistered Sales of Equity Securities

On May 17, 2011, the Company issued and sold to the Investor a 3% Senior Secured Convertible Note in the principal amount of $3,050,000 and a Warrant. The Note bears interest at an annual rate of 3% (subject to adjustment as provided in the Note), payable monthly beginning on June 1, 2011, and matures on May 17, 2014. Principal of the Note and interest accrued thereon are convertible into shares of the common stock of the Company at a conversion price of $.05 (subject to adjustment as provided in the Note). The Warrant, which expires three years from the date of issuance, is exercisable into 12,200,000 shares of the Company’s common stock at an exercise price of $0.15 (subject to adjustment as provided in the Warrant). The Company issued the Note and Warrant pursuant to the exemption from registration afforded by the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.  A copy of the press release issued in connection with this transaction is attached as Exhibit 99.1 to this Current Report is incorporated herein by reference.

The description of the transaction in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement, the Subsidiary Guarantee and Amendment No. 1 to Security Agreement filed as Exhibits to this Current Report (collectively, the “Transaction Documents”).  The Transaction Documents have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company.  The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations and warranties.  Investors and security holders should not rely on the representations or warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents.  In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement dated as of May 16, 2011, by and between the Company and LBI Investments, LLC

10.2	3% Senior Secured Convertible Note issued to LBI Investments, LLC, on May 17, 2011, in the amount of $3,050,000

10.3	Warrant to Purchase Common Stock issued to LBI Investments, LLC, on May 17, 2011

10.4	Registration Rights Agreement dated as of May 17, 2011, by and between the Company and LBI Investments, LLC

10.5	Amendment No. 1 to Security Agreement dated as of May 17, 2011, by and among the Company, SkyShop Logistics of Florida, Inc., and LBI Investments, LLC

10.6	Subsidiary Guarantee dated as of May 17, 2011, by SkyShop Logistics of Florida, Inc.

99.1	Press Release issued by the Company on May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYSHOP LOGISTICS, INC.
Registrant

Dated: May 19, 2011	/s/ Albert P. Hernandez
Albert P. Hernandez,
Chief Executive Officer

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